                 Exhibit 24
FIRSTMERIT CORPORATION

POWER OF ATTORNEY

The undersigned directors and officers of FirstMerit Corporation, an Ohio corporation (the “Corporation”), which anticipates filing with the United States Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the Corporation's fiscal year ended December 31, 2015 (the "Annual Report"), hereby constitute and appoint Terrence E. Bichsel and Carlton E. Langer and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign in the capacities indicated below, said Annual Report, and any and all amendments and exhibits thereto, or other documents to be filed with, or submitted to, the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.

EXECUTED as of the 22nd of February 2016.

/s/ Paul G. Greig	/s/ Terrence E. Bichsel
Paul G. Greig Chairman, President, Chief Executive Officer and Director (principal executive officer)	Terrence E. Bichsel Senior Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Nancy H. Worman
Nancy H. Worman Executive Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Lizabeth Ardisana	/s/ Robert S. Cubbin
Lizabeth Ardisana Director	Robert S. Cubbin Director

/s/ Steven H. Baer	/s/ Gina D. France
Steven H. Baer Director	Gina D. France Director

/s/ Karen S. Belden	/s/ Terry L. Haines
Karen S. Belden Director	Terry L. Haines Director

/s/ J. Michael Hochschwender
R. Cary Blair Director	J. Michael Hochschwender Director

/s/ John C. Blickle	/s/ Philip A. Lloyd, II
John C. Blickle Director	Philip A. Lloyd, II Director

/s/ Robert W. Briggs	/s/ Russ M. Strobel
Robert W. Briggs Director	Russ M. Strobel Director

/s/ Richard Colella
Richard Colella Director